Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cimetrix Incorporated of our report dated March 31, 2011 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Cimetrix Incorporated for the years ended December 31, 2010 and 2009.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.

HJ & Associates, LLC
Salt Lake City, Utah
June 23, 2011